CIMETRIX INCORPORATED
                                            6979 South High Tech Drive
                                          Salt Lake City, Utah 84047-3757



                                                  April 30, 2002



Dear Shareholder:

     On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of shareholders for Cimetrix Incorporated, which will be held on Saturday, June 1, 2002, at 9:00 a.m. at the Company's headquarters, located at 6979 South High Tech Drive, Salt Lake City, Utah.

     At the meeting, your Board is asking you to elect four directors, to amend the Company's 1998 Stock Option Plan to authorize an additional 1,000,000 shares of common stock to be made available for issuance under the plan, to ratify the appointment of Tanner + Co. as the Company's independent accountants, and to transact such other business as may properly come before the meeting or any adjournment thereof. These proposals are fully set forth in the accompanying proxy statement, which you are urged to read thoroughly. We will also report on the progress of the Company.

     It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.


                                Very truly yours,


                                By: /s/ Robert H. Reback
                                   ---------------------
                                Robert H. Reback
                                President and Chief Executive Officer

                              CIMETRIX INCORPORATED


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 1, 2002
                         ------------------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of Cimetrix Incorporated, a Nevada corporation (the "Company"), will be held on June 1, 2002, commencing at 9:00 a.m., in the Company's headquarters located at 6979 South High Tech Dr., Salt Lake City, Utah, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

1. To elect four directors to the Company's Board of Directors to serve for one-year terms.

2. To amend the Company's 1998 Stock Option Plan to authorize an additional 1,000,000 shares of common stock to be made available for issuance under the plan.

3. To ratify the appointment of Tanner + Co. as the Company's independent public accountants.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 15, 2002 as the record date for determination of share owners entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. At the record date, 24,025,968 shares of Common Stock were issued and outstanding.

     TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHARE OWNERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHARE OWNER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY. A PROXY MAY BE REVOKED BY WRITTEN REVOCATION FILED WITH THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE ANNUAL MEETING.


                       By Order of the Board of Directors,




                       By: /s/ Riley G. Astill
                          --------------------
                       Riley G. Astill
                     Vice President of Finance and Secretary


April 30, 2002
Salt Lake City, Utah

                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is being sent on or about April 30, 2002 in connection with the solicitation of proxies by the Board of Directors of Cimetrix Incorporated, a Nevada corporation (the "Company" or "Cimetrix"). The proxies are for use at the 2002 Annual Meeting of the Share Owners of the Company, which will be held on June 1, 2002, commencing at 9:00 a.m., at the Company's headquarters, 6979 South High Tech Drive, Salt Lake City, Utah, and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 15, 2002 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

     A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any share owner who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the four nominees for election as directors, to amend the Company's 1998 Stock Option Plan to authorize an additional 1,000,000 shares of common stock to be made available for issuance under the plan , and to ratify the appointment of Tanner + Co. as the Company's independent public accountants, as set forth in this Proxy Statement.

     At the Record Date, April 15, 2002, there were 24,025,968 shares of the Company's Common Stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

     Holders of the Common Stock have one vote for each share on any matter that may be presented for consideration and action by the share owners at the Annual Meeting. In order for action to be taken on any matter, votes received in favor must exceed votes against, except the election of directors. Directors may be elected by a plurality vote. The four nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted for the named nominees, to amend the Company's 1998 Stock Option Plan to authorize an additional 1,000,000 shares of common stock to be made available for issuance under the plan, and to ratify the appointment of Tanner + Co. as the Company's independent public accountants.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                              ELECTION OF DIRECTORS

                                   Proposal 1

Nominees

     The Board of Directors has determined that the four directors named below will be nominated for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

     The Board of Directors has advised the Company that it intends at the Annual Meeting to direct the voting of shares covered by the proxies for the election of the nominees named below, unless contrary instructions are given in the Proxy form. If any one or more of such nominees should for any reason become unavailable for election, the Board of Directors may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. Each Director presently serves for a term of one year or until their successor is elected.

     The nominees for election as directors at the Annual Meeting are set forth below.

                                        Director or        Position with
Name                           Age      Officer since      the Company
----                           ---      -------------      -----------
Randall A. Mackey, Esq.        56       January 1998       Chairman of the Board
Lowell K. Anderson, D.M.D.     59       January 1998       Director
Richard Gommermann             45       April  2001        Director
Joe K. Johnson                 44       April  2001        Director

Biographical Information

     There is no family relationship among the current directors and executive officers. The following sets forth brief biographical information for each director of Cimetrix.

     Randall A. Mackey has served as a director of the Company since January 1998 and as Chairman of the Board since June 2001. Mr. Mackey has been President of the Salt Lake City law firm of Mackey, Price & Williams since 1992, and a shareholder and director of the firm and its predecessor firms since 1989. From 1979 to 1989, he practiced law with the Salt Lake City law firm of Fabian & Clendenin, where he was a shareholder and director of the firm from 1982 to 1989. From 1977 to 1979, Mr. Mackey was associated with the Washington, D.C. law firm of Hogan & Hartson. Mr. Mackey received a B.S. degree in Economics from the University of Utah in 1968, an M.B.A. degree from Harvard University in 1970, a J.D. degree from Columbia University in 1975 and a B.C.L. degree from Oxford University in 1977. He has served as a director since January 2000 and from November 1995 to September 1998 of Paradigm Medical Industries, Inc., which develops, manufactures and sells ophthalmic surgical systems. Mr. Mackey has also served as Chairman of the Board since July 2000 and as a trustee since 1993 of Salt Lake Community College.

     Lowell K. Anderson, D.M.D. has served as a director of the Company since January 1998. Dr. Anderson has practiced oral and maxillofacial surgery from 1975 to the present. From 1973 to 1975, he served as a Major in the United States Air Force. From 1970 to 1973, Dr. Anderson did his residency at the Mayo Clinic and Mayo Graduate School of Medicine. He graduated from the University of Louisville Dental School with honors in 1966. Dr. Anderson is currently a member of the Brigham Young University Alumni Board. Dr. Anderson also served as president of the Western Society of Oral and Maxillofacial Surgeons, representing over 600 surgeons.

     Richard Gommermann has served as a director of the Company since April 2001. Since 2000, Mr. Gommermann has been President and Chief Executive Officer of RNG Capital, Inc., a finance and consulting firm in the telecommunications industry and internet market. From 1999 to 2000, he was President, Chief Operating Officer and co-founder of GiantRewards, Inc., an e-promotions and offline marketing and technology company. Prior to co- founding GiantRewards, Inc., he spent 16 years at U.S. West in various marketing, finance, legal, and sales positions. In his last position at U.S. West, he managed a $140 million distribution channel. Mr. Gommermann received B.A., M.A. and M.B.A. degrees from Creighton University. He also spent 18 months in graduate studies at Gutenberg University in Mainz, Germany.

     Joe K. Johnson has served as a director of the Company since April 2001. Since 1998, Mr. Johnson has been the manager of Aspen Capital Resources, LLC, an investment company that provides bridge financing to public companies. Aspen Capital Resources, LLC has financed 12 companies since 1998, and is currently a major shareholder in several firms. From 1983 to 1998, Mr. Johnson was President of Aspen Finance, a Salt Lake City insurance agency. Mr. Johnson attended the University of Utah, majoring in Finance. He left the University of Utah in 1983 to pursue a career in the insurance industry. Mr. Johnson served as a director of Covol Technologies, Inc. from 1998 to 1999 and has served as a director of First Scientific, Inc. since April 2001.

Board Meetings and Committees

     The Company's Board of Directors met sixteen times during 2001. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors. All directors of the Company hold office until the next annual meeting of share owners and until their successors have been elected and qualified.

     The Company has Audit and Compensation Committees with its Board of Directors, all of which are independent outside directors, serving in its entirety as these committees.

Report of the Audit Committee

     The Company has an Audit Committee consisting of the four non-management directors, Lowell K. Anderson, Richard Gommerman, Joe K. Johnson and Randall A. Mackey. Each member of the audit committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee and included such charter as an appendix to this proxy statement.

     During the year 2001, the Audit Committee met two times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee has met with the Company's independent auditors, Tanner + Co., and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2001 was compatible with the auditors' independence.

     In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

     Pursuant  to  the  reviews  and  discussions  described  above,  the  Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Executive Officers

     The following table sets forth certain biographical information with respect to the executive officers of the Company:

  Name                   Age       Title
  ----                   ---       -----
  Robert H. Reback       42        President and Chief Executive Officer
  David P. Faulkner      46        Executive Vice President and Managing
                                     Director of Machine Control Products
  Steven D. Hausle       51        President Semiconductor Division
  Michael D. Feaster     31        Vice President of Software Development
  Steven K. Sorensen     43        Vice President and Chief Technical Officer
  Riley G. Astill        41        Vice President of Finance, Chief Financial
                                     Officer, Treasurer and Secretary

     Each officer serves at the discretion of the Board of Directors. There are no family relationships between any of the officers and/or between any of the officers and directors.

     Robert H. Reback has served as President and Chief Executive Officer of the Company since June 2001. He joined the Company as Vice President of Sales in January 1996, was appointed as Executive Vice President of Sales in January 1997, to the Office of the President in January 2001, and as President and Chief Executive Officer in June 2001. From 1994 to 1995, Mr. Reback was the District Manager of Fanuc Robotics' West Coast business unit. From 1985 to 1993, he was Director of Sales and Account Executives for Thesis, Inc., a privately-owned supplier of factory automation software. Prior to that, Mr. Reback was a senior automation engineer at Texas Instruments. Mr. Reback has a B.S. degree in Mechanical Engineering and a M.S. degree in Industrial Engineering from Purdue University.

     David P. Faulkner has served as Executive Vice President and Managing Director of Machine Control Products since June 2001. He joined the Company as Executive Vice President of Operations in August 1996, was appointed Executive Vice President of Marketing in January 1997, and Managing Director of Machine Control Products in June 2001. From 1986 to 1996, Mr. Faulkner was employed as manager of PLC Marketing, manager of Automotive Operations and district sales manager for GE Fanuc Automation, a global supplier of factory automation computer equipment specializing in programmable logic controllers, factory software and computer numerical controls. Mr. Faulkner has a B.S. degree in Electrical Engineering and an M.B.A. degree from Rensselaer Polytechnic Institute.

     Steven D. Hausle has served as President and General Manager of the Semiconductor Division of the Company since March 2001. From May 2000 to March 2001, he was Vice President and General Manager of the Company's Semiconductor Division. From 1999 to 2000, Mr. Hausle was Executive Vice President for GW Associates, Inc., a privately owned software developer. From 1988 to 1999, he was President of Bridgetek, Inc., a sales and marketing firm that brought leading edge technology start-up firms to market. From 1986 to 1988, Mr. Hausle was Vice President Sales and Marketing for Flexible Manufacturing Systems, an early adopter of Automated Material handling and CIM software. From 1983 to 1986, he was a member of the management team that started Prometrix Inc., which is now part of KLA- Tencor. Mr. Hausle holds a B.S. degree from Santa Clara University.

     On March 18, 2002, Mr. Hausle was suspended, pending investigation by the Company into alleged violations of Company policy and Company proprietary interests. On April 12, 2002, Mr. Hausle, Daniel J. Garnett M.D., Stephanie A. Garnett, Axcient Corporation, and Ronald Tripiano, as plaintiffs, filed suit against the Company, Robert H. Reback and Randall A. Mackey, as defendants, in United States District Court, Northern District of California, San Jose Division, Case Number C02-01769. The complaint alleges breach of oral and written contract, fraud, negligent misrepresentation, breach of privacy, unfair competition, wrongful termination, negligence and shareholder derivative claims for breach of fiduciary duties, constructive fraud, negligence, and seeks injunctive and declaratory relief. The plaintiffs are demanding $16,000,000 and a jury trial. The Company believes the complaint is without merit and intends to vigorously defend the action.

     Michael D. Feaster, has served as Vice President of Software Development of the Company since December 1998. From April 1998 to December 1998, he was Director of Customer Services of the Company. From 1994 to 1998, Mr. Feaster was Vice President of Software Development at Century Software, Inc. During that time, Century Software, Inc. was a global supplier of PC to UNIX connectivity software, specializing in internet access of Windows to legacy mission critical applications. From 1988 to 1994, he served as a software engineer contractor and subcontractor for such companies as Fidelity Investments, IAT, Inc., NASA, and Mexico's Border Inspection Division. Mr. Feaster attended Southwest Missouri University from 1987 to 1990.

     Dr. Steven K. Sorensen, has served as Vice President and Chief Technical Officer of the Company since November 2001. Prior to that he served as Vice President and Chief Engineer from May 1990 to November 2001. Prior to joining the Company, Dr. Sorensen was an Associate Professor of Engineering at Brigham Young University, Provo, Utah, where he received his Ph.D. degree in Mechanical Engineering. Dr. Sorensen has been working to develop the Company's technology for the past thirteen years and is one of the principal architects of many of the Company's most important products.

     Riley G. Astill, has served as Vice President of Finance, Treasurer, Chief Financial Officer and Secretary. He had originally joined the Company as Controller in July 1994. He remained Controller until October 1996, when he left the Company prior to its moving its accounting department to Tampa, Florida. Mr. Astill rejoined the Company as Vice President of Finance, Treasurer, Chief Financial Officer and Secretary in December 1997. Mr. Astill was Controller of ArtBeats, Inc., a privately held Salt Lake City publisher from 1991 to 1994, and was responsible for all financial controls and reporting. From 1990 to 1991, he was a senior accountant for Oryx Energy Company, located in Dallas, Texas working in their state tax compliance department. From 1988 to 1990 he was an accountant at Ernst & Young in Dallas, Texas, performing tax compliance and audit services. He has a B.S. degree in Accounting from the University of Utah and a M.S. degree in Accounting from Utah State University, located in Logan, Utah.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

     Directors of the Company receive no cash compensation, but are reimbursed for expenses. Each director has been granted stock options to purchase shares of common stock at an exercise price per share in excess of the market price at the time of grant. Options vest immediately and become exercisable at a pro rata amount each month, such that 100% of the options become exercisable within one year after the date of grant. The following table summarizes the options held by each of the Company's directors.

                         Exercise            Exercise            Exercise
Name                     Price $1.00 (1)     Price $2.50 (2)     Price $3.50 (3)
----                     --------------      --------------      ---------------
Lowell K. Anderson       50,000              56,000                 24,000
Joe K. Johnson           50,000                   0                      0
Richard Gommermann       50,000                   0                      0
Randall A. Mackey        50,000              56,000                 24,000
---------------------------
(1) All options exercisable at $1.00 per share were granted in July 2001.

(2) Messrs. Anderson and Mackey were each granted options to purchase 8,000, 24,000 and 24,000 shares of the Company's common stock, in January 1998, June 1998 and June 1999, respectively.

(3) All options exercisable at $3.50 per share were granted in June 2000.


1998 Director Stock Option Plan

On January 23, 1998, the Company adopted the 1998 Directors Stock Option Plan (the "Director Plan"). The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 400,000 shares of common stock for issuance thereunder. The Director Plan provides that each member of the Company's Board of Directors who is not an employee of the Company automatically is eligible to receive options to purchase the Company's common stock under the Director Plan.

Effective as of January 23, 1998, and on each anniversary date thereafter during the term of the Director Plan, each outside director is to automatically receive options to purchase 24,000 shares of common stock. In addition, each new outside director who shall first join the Board after the effective date is to be granted options to purchase 24,000 shares upon the date which such person first becomes an outside director and an annual grant of options to purchase 24,000 shares on each anniversary date thereafter during the term of the Director Plan. On July 10, 2001, the Directors Plan was amended to increase the number of options granted to each outside Director, when such director first becomes an outside director and on each anniversary date thereafter, to options to purchase 50,000 shares of common stock. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant and are exercisable while the outside director remains a director of the Company and for a period of five years thereafter. The primary purpose of the Director Plan is to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, such options become exercisable in full, unless such options are assumed by the successor corporation. In the event the transaction is not approved by a majority of the "continuing directors" (as defined in the Director Plan), such options become fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Executive Officer Compensation

The following table discloses compensation, for the three fiscal years ended December 31, 2001, 2000 and 1999, paid by the Company to the named executive officers whose annual compensation equals or exceeds $100,000 (collectively the "Named Executive Officers").

                                                                 SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                         -----------------------------------------
                                                                                 Awards                 Payout
                                         Annual Compensation             -------------------------      ------
                                -------------------------------------    Restricted     Securities      Long-term
                                                                           Stock        Underlying      Incentive        All Other
Name and Principal Position     Year    Salary($)   Bonus($)    Other     Awards ($)     Options        Payout ($)     Compensation
---------------------------     ----    ---------   --------    -----     ----------    ----------      ----------     ------------

Robert H. Reback, President     2001    145,000          0        0           0         650,000             0           9,175 (1)
  and Chief Executive Office    2000    133,713     20,000 (7)    0           0         100,000             0           7,670 (1)
                                1999(8) 120,000          0        0           0               0             0           7,236 (1)

Paul A. Bilzerian, former       2001      7,558          0        0           0               0             0              89 (2)
  President and Chief           2000    137,079          0        0           0               0             0           1,069 (2)
  Executive Officer             1999    120,000          0        0           0               0             0           1,069 (2)

David P. Faulkner, Executive    2001    145,000          0        0           0         500,000             0           8,925 (3)
  Vice President and Director   2000    120,000     15,000 (7)    0           0         100,000             0           7,670 (3)
  Machine Control  Sales        1999    120,000          0        0           0         100,000             0           6,336 (3)

Steven D. Hausle, President     2001    220,000          0        0           0               0             0           5,632 (4)
  Semiconductor Division        2000    128,333          0        0           0         200,000             0           3,269 (4)
                                1999(9)     n/a

Michael D. Feaster, Vice        2001    123,500          0        0           0         300,000             0           5,537 (5)
  President of Software Dev     2000    114,328     10,000 (7)    0           0         100,000             0           5,208 (5)
                                1999    100,000          0        0           0          65,000             0           4,953 (5)

Steven K. Sorensen, Vice        2001     97,500          0        0           0         300,000             0           2,859 (6)
  President and Chief           2000     97,369      5,000 (7)    0           0               0             0           2,436 (6)
  Technical Officer             1999     82,082          0        0           0         100,000             0           2,389 (6)

-------------------
(1) Includes matching contributions of $2,400, $2,400 and $2,200 to the Company's 401k plan for years 2001, 2000 and 1999, respectively. Includes $1,175, $1,070, and $836, for term life insurance premiums in 2001, 2000 and 1999, respectively. Also includes $5,600, $4,200 and $4,200 for an automobile allowance in 2001, 2000 and 1999, respectively.

(2) Includes $89, $1,069, and $1,069, for term life insurance premiums in 2001, 2000 and 1999, respectively.

(3) Includes matching contributions of $2,150, $2,400, and $2,000 to the Company's 401k plan for 2001, 2000 and 1999, respectively. Includes $1,175, $1,070, and $836 for term life insurance premiums in 2001, 2000 and 1999, respectively. Also includes $5,600, $4,200 and $4,200 for an automobile allowance in 2001, 2000 and 1999, respectively.

(4) Includes matching contributions of $4,228 and $2,567 to the Company's 401k plan for 2001 and 2000, respectively. Includes $1,404 and $702 for term life insurance premiums in 2001 and 2000, respectively.

(5) Includes matching contributions of $260 to the Company's 401k plan for year 2001. Also includes $1,077, $1,008, and $753 for term life insurance premiums in 2001, 2000 and 1999, respectively. Also includes $4,200, for an automobile allowance in 2001, 2000 and 1999.

(6) Includes matching contributions of $1,947, $1,700 and $1,631to the Company's 401k plan for 2001, 2000 and 1999, respectively. Includes $912, $805 and $758 for term life insurance premiums in 2001, 2000 and 1999, respectively.

(7) Bonus amounts listed on the table are shown in the year they were earned. Actual payments were made in the subsequent fiscal period.

(8)  Was Executive Vice-President of Sales in the years indicated.

(9)  Did not hold position in the periods indicated.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options to the person named in the Summary Compensation Table during the fiscal year ended December 31, 2001.


                                                       Individual Grants
                    -----------------------------------------------------------   Potential Realizable
                    Number of        Percent of                                     Value at Assumed
                    Securities       Total Options                                Annual Rates of Stock
                    Underlying       Granted to      Exercise                     Price Appreciation for
                    Options          Employees in    Price Per   Expiration       Option Term ($) (1)
Name                Granted (#)      Fiscal Year     Share ($)      Date             5%         10%
----                -----------      -----------     --------------------------   --------   --------

Robert H. Reback       650,000            30          1.00        11/29/06            0           0
David P. Faulkner      500,000            23          1.00        11/29/06            0           0
Steven D. Hausle             0           n/a           n/a             n/a          n/a         n/a
Michael D. Feaster     300,000            14          1.00        11/29/06            0           0
Steven K. Sorensen     300,000            15          1.00        11/29/06            0           0

------------

(1) Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 5 year option term, using the market price on the date of the grant, which was $.40, as the beginning value. The real value of the options depends on the actual appreciation of the value of the Company's common stock. These numbers do not reflect the Company's estimates of future stock price growth and no assurance exists that the price of the Company's common stock will appreciate at the rates assumed in the table.


                                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES


                                                            Number of Securities              Value of Unexercised
                                                           Underlying Unexercised            In-the-Money Options at
                           Shares                       Options at Fiscal Year-End (#)        Fiscal Year-End ($)(1)
                         Acquired on      Value         ------------------------------    ------------------------------
Name                     Exercise (#)   Realized ($)    Exercisable      Unexercisable    Exercisable      Unexercisable
----                     -----------    ------------    -----------      -------------    -----------      -------------
Robert H. Reback               0             0            391,666            558,334           0                0
David P. Faulkner              0             0            316,667            483,333           0                0
Steven D. Hausle               0             0             50,000            150,000           0                0
Michael D. Feaster             0             0            183,750            316,250           0                0
Steven K. Sorensen             0             0            175,000            225,000           0                0

_______________
(1)  The product of, the closing  market value of the Company's  common stock at
     December 31, 2001, of $.32, minus the respective  exercise prices of $1.00,
     $2.50, $3.00, or $3.50, and the number of options in each category.



1998 Incentive Stock Option Plan

     The Company adopted a 1998 Stock Option Plan (the "Plan") for officers and employees of the Company on May 16, 1998. The Plan authorized the granting of stock options ("Plan Options") to purchase an aggregate of not more than 2,000,000 shares of the Company's Common Stock. On June 2, 2001, the Company's shareholders approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 shares to 3,000,000 shares.

     The Plan is administered by the Compensation Committee. In general, the Compensation Committee will select the person to whom options will be granted and will determine, subject to the terms of the Plan, the number, exercise, and other provisions of such options. Options granted under the Plan will become exercisable at such times as may be determined by the Compensation Committee. Plan Options are incentive stock options ("ISOs"), as such term is defined in the Internal Revenue Code. ISOs may only be granted to persons who are employees of the Company. ISOs may be granted to any employee of the Company, as the Compensation Committee believes has contributed, or will contribute, to the success of the Company. The Compensation Committee shall determine the exercise price of options granted under the Plan, provided that, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% of voting power of the Company's stock) of the fair market value (as defined in the Plan) of the Common Stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

     The term of each Option shall not be more than 10 years (five years in the case of ISOs granted to holders of 10% of the voting power of the Company's stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the Plan at any time; provided, however, that unless ratified by the Company's shareholders, no amendment or change in the Plan will be effective which would increase the total number of shares which may be issued under the Plan, materially increase the benefits accruing to persons granted under the Plan or materially modify the requirements as to eligibility and participation in the Plan. No amendment, supervision or termination of the Plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

     The Company has entered into an employment agreement, effective November 30, 2001, with Robert H. Reback. The agreement provides that Mr. Reback be employed as President and Chief Executive Officer of the Company for a term ending December 31, 2003. In the agreement, Mr. Reback is to receive an annual salary of $150,000, which is subject to increases as the Board of Directors determines. In addition, Mr. Reback is eligible to receive a cash bonus at the end of each fiscal year, upon the satisfaction of the performance objectives that shall be determined by the Board of Directors on an annual basis.

     The employment agreement also provides for the grant of stock options under the 1998 Incentive Stock Option Plan to purchase 650,000 shares of the Company's common stock, at an exercise price of $1.00 per share. The options are exercisable over a five year period from the date of grant and vest in equal amounts on December 31, 2001, 2002 and 2003. In addition, the employment agreement provides that Mr. Reback cannot compete with the Company during the term of the agreement and for a period of two years thereafter.

     The agreement further provides for severance pay equal to Mr. Reback's annual salary in effect, but not more than the salary left to be paid during the remainder of the agreement, if Mr. Reback is terminated without cause by the Company or resigns for "good reason" (as such terms are defined in the agreement) and, in such events, all of Mr. Reback's options under the Company's stock option plan become fully exercisable for their remaining term. If a change in control of the Company occurs, Mr. Reback is entitled to accelerated vesting of his options.

     The Company has entered into employment agreements, effective November 30, 2001, with each of David P. Faulkner, Michael D. Feaster, Dr. Steven K. Sorensen and Riley G. Astill. The respective agreements provide that Mr. Faulkner be employed as Executive Vice President and Managing Director of Machine Control Products, that Mr. Feaster be employed as Vice President of Software Development, that Dr. Sorensen be employed as Vice President and Chief Technical Officer, and that Mr. Astill be employed as Vice President of Finance and Chief Financial Officer. The term of each agreement ends on December 31, 2003. Under the respective agreements, Mr. Faulkner's annual salary is $150,000, Mr. Feaster's annual salary is $125,000, Dr. Sorensen's annual salary is $100,000 and Mr. Astill's annual salary is $80,000 or, in each case, such higher salary as the Board of Directors determines. Each agreement provides that the executive officer is eligible to receive a cash bonus at the end of each fiscal year, upon the satisfaction of performance objectives as shall be determined by the President and Chief Executive Officer of the Company on an annual basis.

     The respective employment agreements provide for the granting of stock options under the 1998 Incentive Stock Option Plan to purchase shares of the Company's common stock, at an exercise price of $1.00 per share. The options are exercisable over a five-year period from the date of grant and vest in equal amounts on December 31, 2001, 2002 and 2003. Under the respective agreements, Mr. Faulkner is granted options to purchase 500,000 shares of common stock, Mr. Feaster is granted options to purchase 200,000 shares of common stock, Dr. Sorensen is granted options to purchase 300,000 shares of common stock and Mr. Astill is granted options to purchase 150,000 shares of common stock. Each agreement also provides that the executive officer cannot compete with the Company during the term of the agreement and for a period of two years thereafter.

Each agreement further provides for severance pay in an amount equal to six months of the annual salary then payable to the executive officer, but not more than the salary left to be paid for the remainder of the agreement, if the executive is terminated without cause by the Company or resigns for "good reason" (as such terms are defined in the agreements) and, in such events, all of the options under the option plan become fully exercisable for their remaining term. If a change of control of the Company occurs, each executive officer is entitled to accelerated vesting of his options.

     The Company entered into a letter agreement, effective May 15, 2000, with Steven D. Hausle, providing for the employment of Mr. Hausle for a period of two years ending May 15, 2002, with an annual salary of not less than $220,000. The agreement further provides for the grant of stock options under the 1998 Incentive Stock Option Plan to purchase 200,000 shares of the Company's common stock, at an exercise price of $5.00 per share. The options are exercisable over a five-year period from the date of grant and vest 25% per year on the anniversary of the grant date.


                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Board of Directors reviewed and approved the compensation and fringe benefits for the Company's officers, consisting of six persons. The Board evaluates the performance of all officers, and administers the Company's compensation program for its officers.

Compensation Philosophy

     The  Company's  compensation   philosophy  for  officers  conforms  to  its
compensation philosophy for all employees generally. The Company's compensation is designed to:

- Provide compensation comparable to that offered by companies with similar business, allowing the Company to successfully attract and retain the employees necessary to its long-term success.

- Provide compensation that rewards individual achievement and differentiates among employees based upon individual performance.

- Provide incentive compensation that varies according to both the Company's success in achieving its performance goals and the employee's contribution to that success; and

- Provide an appropriate linkage between employee compensation and the creation of share owner value through awards that are tied to the Company's financial performance and by facilitating employee stock ownership.

     In furtherance of these goals, the Company's officers' compensation comprises salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various fringe benefits, including medical benefits and a 401(k) savings plan.

Salaries

     The Compensation Committee reviewed the salaries of all the officers of the Company for fiscal year 2001. Salary decisions concerning the officers were based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries were competitively set relative to both other companies in the software industry and other comparable companies. Second, the Board of Directors considered each officer's level of responsibility and individual performance, including an assessment of the person's overall value to the Company. Third, internal equity among employees was factored into the decision. Finally, the Board of Directors considered the Company's financial performance and its ability to absorb any increases in salaries.

Bonuses

     Each officer is eligible to receive an annual cash bonus that is generally paid pursuant to an incentive compensation formula established at the beginning of a year in connection with the preparation of the Company's operating budget for the year. In formulating decisions with respect to cash bonus awards, the Board of Directors evaluates each officer's role and responsibility in the Company and other factors that the Board deems relevant to motivate each officer to achieve strategic performance goals.

Stock Options

     The Company has a stock option plan (the 1998 Incentive Stock Option Plan) that is designed to align the interests of the share holders and the Company's officers in the enhancement of share owner value. Stock options are granted under the plan by an administrative committee comprising disinterested members of the Board of Directors. Stock options are granted at an exercise price not lower than the fair market value of the Company's common stock on the date of grant. In formulating its recommendations to the administrative committee for the stock option plan, the Board of Directors evaluates the Company's overall financial performance for the year, the desirability of long-term service from an officer and the number of stock options held by other officers in the Company who have the same, more or less responsibility. To encourage long-term performance, the stock options granted in fiscal year 2001 vest ratably over a four-year period and expire five years after the date of grant.

Chief Executive Officer Compensation

     Since June 2001, Robert H. Reback was the President and Chief Executive Officer of the Company. The total compensation for Mr. Reback for fiscal year
2001 is disclosed in the "Summary Compensation Table" above, and primarily consisted of salary and stock options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April l, 1999, the Company entered into an agreement with Bicoastal Holding Company providing for the continued services of Paul A. Bilzerian, then President and Chief Executive Officer of the Company. The agreement required the Company to pay Bicoastal Holding Company for Mr. Bilzerian's services at a rate of $10,000 per month through December 31, 2000, and a $1,500 monthly living allowance. On September 15, 2000, Mr. Bilzerian resigned as a director of the Company, and the Company hired Bilzerian directly as its President, buying out the remainder of the contract with Bicoastal Holding Company for $35,750. On January 30, 2001, Mr. Bilzerian resigned as President of the Company.

     In February 2000, the Company contracted to purchase an automobile for Paul
A. Bilzerian, then President and Chief Executive Officer of the Company, and his family. The purchase agreement required the Company to make monthly payments of $588 over a period of 60 months, beginning on February 1, 2001. Terri L. Steffen, wife of Mr. Bilzerian, agreed to make all payments under the purchase agreement. In July 2001, the Company obtained the automobile from Ms. Steffen and sold it at a loss of $10,980. Ms. Steffen has made all required payments under the purchase agreement prior to the date of the sale. However, the $10,980 loss that the Company incurred on the sale of the automobile has not been repaid.

     In May 2000, the Company purchased a residential property, which it immediately resold to Michael D. Feaster, the Company's Vice President of Software Development. The Company received in return a promissory note, with a principal of $417,557, bearing interest at 10%, secured by the property. Interest payments were to be made twice each month, with the principal due on May 31, 2002. On April 3, 2001, Mr. Feaster paid $379,200, leaving a balance due on the note in the amount of $38,357. On April 27, 2001, Mr. Feaster paid the remaining balance on the note.

     On January 18, 2001, the Company loaned Paul A. Bilzerian, then President and Chief Executive Officer, a total of $22,000 to pay for legal expenses. Mr. Bilzerian signed a promissory note with the Company, which requires the payment of the outstanding principal balance of the note plus accrued interest at the rate of 10% annually upon demand. Lowell K. Anderson, a director of the Company, signed an unconditional guarantee that guarantees payment of the note, and a stock pledge agreement, in which Mr. Anderson pledged 10,000 shares of the Company's common stock to secure the loan.

     Randall A. Mackey, Chairman of the Board of the Company, is President and a shareholder of the law firm of Mackey Price & Williams, which has rendered legal services to the Company. Legal fees and expenses paid to Mackey Price & Williams for fiscal years ending December 31, 2000 and 2001 totaled $27,964, and $135,825, respectively.

     On March 18, 2002, Steven D. Hausle, President of the Company's semiconductor division, was suspended pending investigation by the Company into alleged violations of Company policy and Company proprietary interests. On April 12, 2002, Mr. Hausle, Daniel J. Garnett M.D., Stephanie A. Garnett, Axcient Corporation, and Ronald Tripiano, as plaintiffs, filed suit against the Company, Robert H. Reback and Randall A. Mackey, as defendants, in United States District Court, Northern District of California, San Jose Division, Case Number C02-01769. The complaint alleges breach of oral and written contract, fraud, negligent misrepresentation, breach of privacy, unfair competition, wrongful termination, negligence and shareholder derivative claims for breach of fiduciary duties, constructive fraud, negligence, and seeks injunctive and declaratory relief. The plaintiffs are demanding $16,000,000 and a jury trial. The Company believes the complaint is without merit and intends to vigorously defend the action.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of stock reports received by it with respect to fiscal 2001, or written representations from certain reporting persons, the Company believes that all filing requests applicable to its directors, officers and greater than 10% beneficial owners were compiled with, except that (i) Dr. Lowell K. Anderson, Richard Gommermann, Joe K. Johnson and Randall A. Mackey, directors of the Company, through an oversight, each filed a late Form 5 reporting the receipt of stock options; and (ii) Robert H. Reback, David P. Faulkner, Dr. Steven K. Sorensen, Michael D. Feaster and Riley G. Astill, officers of the Company, through an oversight, each filed a late Form 5 reporting the receipt of stock options.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Company's common stock (inclusive of options or warrants), as of April 15, 2001, for (i) each executive officer of the Company; (ii) each director of the Company; and (iii) each beneficial owner of more than 5% of the Company's common stock; and (iv) all executive officers and directors as a group:


                                                                     Percent of
Name and Address(1)                            Number of Shares   Ownership (13)
------------------------------------           ----------------   --------------

Securities and Exchange Commission v.            6,207,649             25.8%
 Paul A. Bilzerian et al., Civil Action
 89-1854 (SSH) Receivership Estate
1994 Bilzerian Irrevocable Trust (2)             1,648,500              6.9%
Joe K. Johnson (3)                               1,516,361              6.3%
Dr. Lowell K. Anderson (4)                         285,450              1.2%
Richard Gommermann (5)                             260,350              1.1%
Randall A. Mackey (6)                              130,000                *
Robert H. Reback (7)                               537,666              2.2%
Steven K. Sorensen (8)                             442,390              1.8%
Michael D. Feaster (9)                             233,750              1.0%
David P. Faulkner (10)                             396,667              1.6%
Steven D. Hausle (11)                               50,000                *
Riley G. Astill (12)                               137,500              1.0%
Executive officers and directors
   as a group (10 persons)                       3,990,134             15.4%
----------------------------
*     Less than 1%.

(1) The address for the Receivership Estate is Piper Murbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, N.W., Washington, D.C. 20036-2412. The address for the 1994 Bilzerian Irrevocable Trust is Park Tower, Suite 2630, 400 North Tampa Street, Tampa, Florida 33602. The address for Mr. Johnson is 8989 South Schofield Circle, Sandy, Utah 84093. The address for Dr. Anderson is 2848 North Foothill Drive, Provo, Utah 84604. The address for Mr. Mackey is 1474 Harvard Avenue, Salt Lake City, Utah 84105. The address for Mr. Gommermann is 515 Ash Street, Denver, Colorado 80220. The addresses for Messrs. Reback, Sorensen, Feaster, Faulkner, Hausle and Astill are c/o Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.

(2) Under the terms of the Final Judgment by Consent Against Terri L. Steffen, Overseas Holding Limited Partnership, Overseas Holding Co., Bicoastal Holding Co., The Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust, Loving Spirit Foundation and Puma Foundation, Civil Action No. 89-1854 (RCL), dated January 16, 2002, Judge Royce C. Lamberth of the United States District Court for the District of Columbia ordered that such shares be subject to an irrevocable proxy in favor of the court appointed receiver who is Deborah R. Meshulan of the Washington, D.C. law firm of Piper Marbury Rudnick & Wolfe LLP until such shares are disposed of in an arms-length transaction. The legal name of the 1994 trust is "The Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the benefit of Adam J. Bilzerian and Dan B. Bilzerian".

(3) Includes 50,000 shares of common stock which Mr. Johnson has the right to acquire within 60 days upon the exercise of stock options.

(4) Includes 130,000 shares of common stock which Dr. Anderson has the right to acquire within 60 days upon the exercise of stock options.

(5) Includes 12,500 shares of common stock which Mr. Gommermann has the right to acquire within 60 days upon the exercise of warrants. Also includes 50,000 shares of common stock which Mr. Gommermann has the right to acquire within 60 days upon the exercise of stock options.

(6) Includes 130,000 shares of common stock which Mr. Mackey has the right to acquire within 60 days upon the exercise of stock options.

(7) Includes 466,666 shares of common stock which Mr. Reback has the right to acquire within 60 days upon the exercise of stock options.

(8) Includes 200,000 shares of common stock which Mr. Sorensen has the right to acquire within 60 days upon the exercise of stock options.

(9) Includes 233,750 shares of common stock which Mr. Feaster has the right to acquire within 60 days upon the exercise of stock options.

(10) Includes 391,667 shares of common stock which Mr. Faulkner has the right to acquire within 60 days upon the exercise of stock options. Also includes 5,000 shares of common stock which Mr. Faulkner has the right to acquire within 60 days upon the exercise of warrants.

(11) Includes 50,000 shares of common stock which Mr. Hausle has the right to acquire within 60 days upon the exercise of stock options.

(12) Includes 137,500 shares of common stock which Mr. Astill has the right to acquire within 60 days upon the exercise of stock options.

(13) All applicable percentage ownership is based on 24,025,968 shares of common stock outstanding as of the Record Date, together with applicable options and warrants for the share owners. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the Record Date, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

               APPROVAL OF AMENDMENT TO THE 1998 STOCK OPTION PLAN
                                   Proposal 2

     The Board of Directors adopted on July 10, 2001, subject to the approval by the shareholders, an amendment (the "2001 amendment") to the Company's 1998 Stock Option Plan. The 2001 Amendment increases from 3,000,000 to 4,000,000 the number of shares of the Company's common stock available for issuance under the 1998 Stock Option Plan. This plan is explained earlier under the heading "1998 Incentive Stock Option Plan".

     The Company has in the past used, and intends in the future to use, stock options as incentive devices to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options enhances the Company's ability in attracting and retaining the best possible persons for positions of significant responsibility by providing its officers and other key employees with additional incentives to contribute to the Company's long-term success.

     Management further believes the availability of such equity incentives has served, and will continue to serve, an important part of the Company's compensation package. As of April 30, 2002, options to purchase an aggregate of 27,500 shares of common stock have been exercised under the 1998 stock option plan; as of such date, options to purchase 3,619,500 shares of common stock were outstanding under the 1998 Stock Option plan. Accordingly, no options are available for future grants and some existing option grants will be rescinded if additional shares are not approved for issuance.

     The Board of Directors recommends that the shareholders vote "for" approval of the 2001 Amendment.



          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                   Proposal 3

     The Audit Committee has recommended and the Board of Directors has appointed Tanner + Co., to serve as the Company's auditors for the fiscal year ended December 31, 2002. Tanner + Co. has audited the Company's financial statements since fiscal 1997. Representatives from the firm are expected to be present at the Annual Meeting of Shareholders, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote "for" ratification of the appointment of Tanner + Co. as the Company's independent public accountants for fiscal 2002.


AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
 AND ALL OTHER FEES

     Fees for the year 2001 annual audit and related quarterly reviews were $35,825, financial information systems design and implementation fees were $7,918 for the purchase and installation of new accounting software, and all other fees were $8,992. Other fees consisted of preparation of corporate and state tax returns, assistance in filing of reports on the EDGAR system of the Securities and Exchange Commission, accounting consultations, and assistance with other filings made with the Securities and Exchange Commission.

                                PERFORMANCE GRAPH

     The following graph shows a comparison of the five year cumulative total return for the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Stocks Index, assuming an investment of $100 on December 31, 1996. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end and the beginning of the measurement period (December 31, 1996 to December
31, 2001) by the price of the Company's Common Stock at the beginning of the measurement period.

                               [GRAPHIC OMITTED]

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (including audited financial statements) accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Riley G. Astill, Vice President of Finance, Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.

                             SHAREHOLDERS PROPOSALS

     Shareholders who wish to include proposals for action at the Company's 2003 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 1, 2003. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

     Management knows of no matters other than those listed in the attached Notice of the Annual Meeting, which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

                       By Order of the Board of Directors,




                       /s/ Riley G. Astill
                       -----------------------------
                       Riley G. Astill
                       Vice President of Finance, Treasurer,
                       Chief Financial Officer and Secretary



Salt Lake City, Utah
April 30, 2002

                                   APPENDIX A


                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                              CIMETRIX INCORPORATED

                             Adopted April 15, 2002


I.     Purpose

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cimetrix Incorporated (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

(a) Monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, and the Company's financial and senior management.

(b) Review and evaluate the independence and performance of the Company's independent auditors.

(c) Facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

(d) Exercise an active oversight role with respect to the internal audit function.

     The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In furtherance of these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II.    Membership

     All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     As of April 15, 2002, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III.   Meetings

     Meetings of the Committee shall be held from time to time as determined by the Board. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chair of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV.    Responsibilities and Duties - Independent Auditors

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2.   In  connection  with  the  Committee's   review  of  the  annual  financial
     statement:

     (a) Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

     (b) Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's account principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. In connection with the Committee's review of the quarterly financial statements:

     (a) Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

     (b) Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

5. Discuss with the independent auditors and management the periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Company or these groups believe should be discussed privately with the Committee.

7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's shareholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

10.  Review the independent auditor's audit plan.

11. Approve the fees and other significant compensation to be paid to the independent auditors.

V.    Responsibilities and Duties - Internal Audit

1. The audit committee meets with internal auditing to review the audit plan and help ensure the effectiveness of overall controls.

2. The audit committee receives briefing on internal audit activities, including significant conditions and weaknesses.

3. As part of its active oversight role of the internal auditing function, the audit committee should also review and approve the internal audit charter and concur in the appointment or removal of the director of internal auditing.

4. Periodically consult with the Controller out of the presence of management about internal controls.

VI.   Other Matters

1. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

2. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

3.   Maintain  minutes  of  meetings  and  periodically  report  to the Board of
     Directors   on   significant    matters    related   to   the   Committee's
     responsibilities.

4. Review and reassess the adequacy of the Committee's charter at least annually, Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

5. Perform any other activities by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

VII.         Minutes

     The Committee will maintain written minutes of its meetings, which will be filed within the Company's minute books along with the minutes of the meetings of the Board. The Committee also will issue reports as required to comply with the SEC proxy rules and other applicable laws and regulations.